Exhibit 10.2

GUANGDONG YI AN INVESTMENT CONSULTING COMPANY LIMITED
STOCK TRANSFER AGREEMENT

Transferor:    Weiling Liang (“Party A”)
PRC ID No.:    440103196308174845
Legal Address:   20 Lishuifang, Room 2014, Dongshan District, Guangzhou, Guangdong Province

Transferee:    APEXTALK HOLDINGS, INC. (“Party B”)
Legal Address:    637 Howard Street, San Francisco, California
Authorized Representative:   Chuanda Zeng           Nationality:   China
Title:    Director

          WHEREAS, Party A legally owns 49% of the shares of Guandong Yi An Investment Consulting Company Limited (the “Company”);

          WHEREAS, Party A intends to transfer 39% of the shares of the Company to Party B;

          WHEREAS, the stock transfer has been approved by the Board of Directors of the Company and is in compliance with all the requirements of the Company Law of the People’s Republic of China.

NOW, THEREFORE, in consideration of the forgoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.      Transfer Price

          Subject to the terms and conditions of this Stock Transfer Agreement (the “Agreement”), Party A agrees to transfer 39% of the shares of the Company to Party B in exchange for a payment of RMB21,642,615.52, and Party B agrees to such a payment for the stock transfer. After the completion of the transfer transaction, Party B and Party A will own 90% and 10% of the shares of the Company, respectively.

          2.      Representations and Warranties

          Party A represents that the shares to be transferred to Party B in Section 1 are legally owned by Party A and Party A has full dispositive power over those shares. Party A also represents that the shares are free and clear of any liens, pledges, or third party claims. Party A shall be responsible for all the legal and economic liabilities resulting from the breach of this section.

          Party B represents that the acceptance of the shares has been approved by the board of directors of Party B. Party B also promises to pay the full amount as specified in Section 1 within 720 days after the execution of this Agreement.

          3.      Risk Assumption

          Upon the effectiveness of this Agreement, Party B shall assume the risks and losses of the Company in proportion to its ownership of the Company stock.

          4.      Liability for Breach of the Agreement

          (a)    A party shall be liable for breach of this Agreement if the party fails to perform its obligations under this Agreement in a due manner. The breaching party shall also reimburse the non-breaching party for any damages resulting from such breach.

          (b)    Party B shall pay a compensation fee to Party A if Party B fails to deliver the stock transfer price on time pursuant to the terms of this Agreement.

          5.      Amendment and Termination of the Agreement

          The parties may amend or terminate this Agreement upon the occurrence of any of the following situations, provided that both parties sign an amendment or termination agreement.

          (a)    Due to force majeure or reasons not resulting from the negligence of any party, the Agreement can not be performed; or

          (b)     Both parties have agreed to amend or terminate the Agreement through negotiation.

           6.      Governing Law and Dispute Resolution

           (a)   This Agreement shall be governed by and interpreted pursuant to the laws of the People’s Republic of China.

           (b)     Any disputes arising from or related to the enforcement of this Agreement shall be resolved by both parties through negotiation. If the dispute can not be resolved by negotiation, it shall be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”), under the CIETAC rules then in effect. Any award by the arbitrators shall be deemed final and binding on both parties.

          7.      Effectiveness of the Agreement

          This Agreement shall become effective upon the signature and seal of the legal representatives or entrusted agents of both parties. The change registration procedure shall be conducted within 30 days upon the execution of this Agreement.

          8.      Miscellaneous

          (a)     This Agreement shall be executed in eight (8) copies with each party holding one copy, the joint venture holding one copy, and the rest being held by relevant governmental agencies.

           (b)     This Agreement was executed this June 18th, 2010 by both parties in Guangzhou.

Party A:    Weiling Liang
PRC ID No.:    440103196308174845
Signature:   /s/ Weiling Liang

Party B:    APEXTALK HOLDINGS, INC. (“Party B”)
Authorized Representative:   Chuanda Zeng
Signature:   /s/ Chuanda Zeng

Confirmatory Party:    Guangdong Yi An Investment Consulting Company Limited (SEAL)
Legal Representative:    Yonghong Wang
Signature:   /s/ Yonghong Wang

Date:    June 18, 2010

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